UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2018

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01   Entry into a Material Definitive Agreement.

On November 28, 2018, funds affiliated with The Blackstone Group L.P. and Warburg Pincus LLC that are party to a shareholders agreement (the “Shareholders Agreement”) with Kosmos Energy Ltd. (the “Company”) delivered letters (each, a “Waiver Letter”) irrevocably waiving certain rights under the Shareholders Agreement and the Company’s Bye-laws, including the right to nominate directors to the Company’s Board of Directors.

Copies of the Waiver Letters are contained in Exhibits 1.1 and 1.2 hereto, which are incorporated by reference into this Item 1.01. The above description of the Waiver Letters is qualified in its entirety by reference to such exhibits.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, each of David B. Krieger and David I. Foley tendered his resignation as a director of the Company’s Board of Directors, effective immediately. The Company thanks Messrs. Krieger and Foley for their service.

Item 9.01.  Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Waiver Letter of funds affiliated with The Blackstone Group L.P., dated November 28, 2018
1.2	Waiver Letter of funds affiliated with Warburg Pincus LLC, dated November 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2018

KOSMOS ENERGY LTD.

	By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Waiver Letter of funds affiliated with The Blackstone Group L.P., dated November 28, 2018
1.2	Waiver Letter of funds affiliated with Warburg Pincus LLC, dated November 28, 2018

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